UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2016

FOUR OAKS FINCORP, INC.
(Exact name of registrant as specified in its charter)

North Carolina	000-22787	56-2028446
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6114 U.S. 301 South Four Oaks, North Carolina	27524
(Address of principal executive offices)	(Zip Code)

(919) 963-2177
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events.

Four Oaks Fincorp, Inc. (the “Company”), the holding company for Four Oaks Bank & Trust Company, issued a press release announcing that it will be holding its Annual Meeting of Shareholders (the “Annual Meeting”) on Monday, May 23, 2016. Shareholders of record at the close of business on Tuesday, March 22, 2016 will be entitled to notice of and to vote at the Annual Meeting.

In accordance with Rule 14a-5(f) of the Securities Exchange Act of 1934, as amended, the Company has determined that, for director nominations or other business to be brought before the Annual Meeting by a shareholder (other than by submitting a proposal for inclusion in the Company’s proxy statement) to be considered timely, written notice must be received by the Company at its principal executive offices by the close of business on Friday, March 18, 2016. Shareholder nominations and other notices should be directed to the attention of Ayden R. Lee, Jr., Four Oaks Fincorp, Inc., P.O. Box 309, Four Oaks, North Carolina 27524. Such notice should set forth: (i) as to each matter the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; and (ii) the name and record address of the shareholder, the class and number of shares of our capital stock that are beneficially owned by the shareholder, and any material interest of the shareholder in such business.

The press release is filed as Exhibit 99.1 to this report and incorporated by reference herein.

Item 9.01         Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description of Exhibit

	99.1	Press Release issued on March 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR OAKS FINCORP, INC.

	By:	/s/ David H. Rupp
David H. Rupp
President and Chief Executive Officer

Date: March 1, 2016

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued on March 1, 2016